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Exhibit 10.28

NINTH AMENDMENT TO LOAN AGREEMENT

    This NINTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of August 10, 2001, is among SONIC CORP., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or may from time to time become a signatory or party to the Agreement (hereinafter defined) or any successor or permitted assignee thereof (each a "Bank" and collectively, the "Banks"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent for itself and the other Banks and as issuer of Letters of Credit under the Agreement (in such capacity, together with its successors in such capacity, the "Agent").

RECITALS:

    A.  Borrower, a prior Agent, the existing Agent and Banks have entered into that certain Loan Agreement dated as of July 12, 1995, as amended by (i) that certain First Amendment to Loan Agreement dated as of August 16, 1996, (ii) that certain Second Amendment to Loan Agreement dated as of September 27, 1996, (iii) that certain Third Amendment to Loan Agreement dated as of June 19, 1997, (iv) that certain Fourth Amendment to Loan Agreement dated as of January 27, 1998, (v) that certain Fifth Amendment to Loan Agreement dated as of April 2, 1998, (vi) that certain Sixth Amendment to Loan Agreement dated as of June 2, 1999, (vii) that certain Seventh Amendment to Loan Agreement dated as of January 28, 2000, and (vi) that certain Eighth Amendment to Loan Agreement dated as of March 9, 2001 (as amended, the "Agreement").

    B.  Pursuant to the Agreement, the undersigned guarantors (each a "Guarantor" and, collectively, the "Guarantors") have executed Guaranties, which guarantee to Agent the payment and performance of the Obligations.

    C.  Borrower, Agent and Banks now desire to amend the Agreement (i) to allow for an additional private placement of Debt of the Borrower in the aggregate principal amount of $30 million, and (ii) as otherwise provided herein.

    NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

    Section 1.1  Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

    Section 2.1  Amendment to Covenant Regarding Debt.  Effective as of the date hereof, Section 9.1, subsection (i) of the Agreement is hereby amended in its entirety to read as follows:

    (i)  Debt incurred in connection with senior notes issued by Borrower in amounts not to exceed: (a) Fifty Million Dollars ($50,000,000) (the "1998 Private Placement"), which private placement was completed on or before May 31, 1998; and (b) Thirty Million Dollars ($30,000,000) (the "2001 Private Placement"), which private placement shall have been completed by August 31 2001. The 1998 Private Placement and the 2001 Private Placement shall be referred to herein collectively as the "Private Placement".

ARTICLE III

Conditions Precedent

    Section 3.1  Conditions.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

      (a) Information. Agent shall have received such documents, instruments and information as Agent or its legal counsel may request

      (b) Attorneys' Fees and Expenses. The Borrower shall have paid the costs and expenses (including reasonable attorneys' fees) of the Agent, incurred in connection with the preparation, negotiation, execution and closing of this Amendment;

      (c) Representations and Warranties. The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof;

      (d) No Default. No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

      (e) Corporate Matters. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

ARTICLE IV

Ratifications, Representations and Warranties

    Section 4.1  Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and the Banks agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

    Section 4.2  Release of Claims.  The Borrower and the Guarantors each hereby acknowledge and agree that none of them has any and there are no claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of the Borrower, any Guarantor or any Subsidiary created or evidenced by the Agreement or any of the other Loan Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, the Borrower and the Guarantors each hereby waive, and hereby release the Agent and each of the Banks from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

    Section 4.3  Representations and Warranties.  Borrower hereby represents and warrants to Agent and the Banks that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate, partnership and trust action on the part of Borrower and the Guarantors and will not violate the articles of incorporation, bylaws, partnership agreement or other organizational documents of Borrower or the Guarantors, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

    Section 5.1  Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.

    Section 5.2  Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

    Section 5.3  Expenses of Agent.  As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Agent's legal counsel.

    Section 5.4  Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    Section 5.5  APPLICABLE LAW.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

    Section 5.6  Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Borrower, Agent and the Banks and their respective successors and permitted assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

    Section 5.7  Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

    Section 5.8  Effect of Waiver.  No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

    Section 5.9  Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    Section 5.10  ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT

AMONG THE PARTIES HERETO REGARDING THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

    Executed as of the date first written above.

BORROWER
SONIC CORP.
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Chief Financial Officer and Senior Vice President
AGENT:

BANK OF AMERICA, N.A., (formerly NationsBank, N.A., formerly Boatmen's National Bank of Oklahoma, formerly Bank IV Oklahoma, N.A.), as Agent for itself, UMB Bank, n.a., BancFirst and Fleet National Bank
By:	/s/ W. MICHAEL S. REEVES W. Michael S. Reeves Senior Vice President

    Each Guarantor hereby (a) consents and agrees to this Amendment, (b) agrees that its respective Guaranty shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, and (c) represents and warrants that each of the representations and warranties set forth in this Amendment with regard to each such Guarantor are true and correct in all respects.

GUARANTORS:
SONIC RESTAURANTS, INC.
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Vice President
SONIC INDUSTRIES INC.
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Vice President
AMERICA'S DRIVE-IN CORP.
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Vice President
AMERICA'S DRIVE-IN TRUST
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Vice President
EACH OF THE PARTNERSHIPS SPECIFIED ON ANNEX I HERETO, each an Oklahoma general partnership
By:	Sonic Restaurants, Inc., Managing General Partner of each of such partnerships
By:	/s/ W. SCOTT MCLAIN W. Scott McLain Vice President

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NINTH AMENDMENT TO LOAN AGREEMENT
RECITALS